Exhibit 99.1

MAIA Biotechnology Announces Proposed Underwritten Public Offering of Common Stock and Pre-Funded Warrants

CHICAGO, IL, March 02, 2026 (GLOBE NEWSWIRE) -- MAIA Biotechnology, Inc., (NYSE American: MAIA) (“MAIA”, the “Company”), a clinical-stage biopharmaceutical company developing targeted immunotherapies for cancer, today announced that it has commenced an underwritten public offering of shares of its common stock and, in lieu of common stock to certain investors, pre-funded warrants to purchase shares of its common stock. All of the shares of common stock and pre-funded warrants to be sold in this offering are being offered by the Company. In addition, the Company intends to grant the underwriters a 30-day option to purchase additional shares of its common stock at the public offering price per share, less underwriting discounts and commissions. The proposed offering is subject to market and other conditions and there can be no assurance as to whether or when the offering may be completed, or as to the actual size or terms of the offering.

Konik Capital Partners, LLC, a division of T.R. Winston & Company is acting as the sole book-running manager for the offering.

MAIA intends to use the net proceeds from the offering to conduct clinical trials and for working capital and general corporate purposes.

The securities described above are being offered and sold pursuant to a “shelf” registration statement on Form S-3 (File No. 333-273984), including a base prospectus, filed with the U.S. Securities and Exchange Commission (the “SEC”) on August 15, 2023, and declared effective on August 23, 2023. This offering is being made only by means of a prospectus supplement and an accompanying prospectus that form a part of the registration statement.

A preliminary prospectus supplement and accompanying prospectus related to and describing the terms of the offering has been or will be filed with the SEC and will be available on its website at www.sec.gov. Copies of the preliminary prospectus supplement and the accompanying prospectus relating to this offering may also be obtained from Konik Capital Partners LLC, a division of T.R. Winston & Company, at 7 World Trade Center, 46th Floor, New York, NY 10007, Attention: Capital Markets Team, Email: capmarkets@konikcapitalpartners.com.

Before investing in this offering, interested parties should read in their entirety the preliminary prospectus supplement and the accompanying prospectus and the other documents that the Company has filed with the SEC that are incorporated by reference into such preliminary prospectus supplement and the accompanying prospectus, which provide more information about the Company and the offering.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy any of the securities described herein, nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

About MAIA Biotechnology

MAIA is a targeted therapy, immuno-oncology company focused on the development and commercialization of potential first-in-class drugs with novel mechanisms of action that are intended to meaningfully improve and extend the lives of people with cancer. Our lead program is ateganosine (THIO), a potential first-in-class cancer telomere targeting agent in clinical development for the treatment of NSCLC patients with telomerase-positive cancer cells. For more information, please visit www.maiabiotech.com.

Cautionary Note Regarding Forward-Looking Statements

MAIA cautions that all statements, other than statements of historical facts contained in this press release, are forward-looking statements (including within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended, and Section 27A of the Securities Act of 1933, as amended). Forward-looking statements are subject to known and unknown risks, uncertainties, and other factors that may cause our or our industry’s actual results, levels or activity, performance or achievements to be materially different from those anticipated by such statements. The use of words such as “may,” “might,” “will,” “should,” “could,” “expect,” “plan,” “anticipate,” “believe,” “estimate,” “project,” “intend,” “future,” “potential,” or “continue,” and other similar expressions are intended to identify forward looking statements. However, the absence of these words does not mean that statements are not forward-looking. For example, all statements we make regarding (i) the initiation, timing, cost, progress and results of our preclinical and clinical studies and our research and development programs, (ii) our ability to advance product candidates into, and successfully complete, clinical studies, (iii) the timing or likelihood of regulatory filings and approvals, (iv) our ability to develop, manufacture and commercialize our product candidates and to improve the manufacturing process, (v) the rate and degree of market acceptance of our product candidates, (vi) the size and growth potential of the markets for our product candidates and our ability to serve those markets, (vii) our expectations regarding our ability to obtain and maintain intellectual property protection for our product candidates and (viii) our proposed public offering of common stock and/or pre-funded warrants, are forward looking. All forward-looking statements are based on current estimates, assumptions and expectations by our management that, although we believe to be reasonable, are inherently uncertain. Any forward-looking statement expressing an expectation or belief as to future events is expressed in good faith and believed to be reasonable at the time such forward-looking statement is made. However, these statements are not guarantees of future events and are subject to risks and uncertainties and other factors beyond our control that may cause actual results to differ materially from those expressed in any forward-looking statement. A detailed discussion of these uncertainties and risks that affect our business is contained in our SEC filings, including our reports on Form 10-K and Form 10-Q, particularly under the heading “Risk Factors.” Any forward-looking statement speaks only as of the date on which it was made. We undertake no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events or otherwise, except as required by law. In this release, unless the context requires otherwise, “MAIA,” “Company,” “we,” “our,” and “us” refers to MAIA Biotechnology, Inc. and its subsidiaries.

Investor Relations Contact

+1 (872) 270-3518

ir@maiabiotech.com